Exhibit 99.1

Corporate Overview November 2021 TM

The securities to which this presentation relates have not been registered under the Securities Act of 1933 , as amended (the “Securities Act”), or the securities laws of any other jurisdiction . Neither Pardes Biosciences, Inc . (the “Company”) nor FS Development Corp . II (“FS Development II”) has filed with the Securities and Exchange Commission (the “SEC”) a registration statement that has become effective . This presentation is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed business combination . This presentation and any oral statements made in connection with this presentation does not constitute or form part of any offer, recommendation or invitation to sell or issue, or any solicitation of any offer to purchase, vote, consent, or subscribe for, any shares or other securities of the Company, FS Development II or any of their respective affiliates, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction . Any such offering of securities will only be made by means of a registration statement (including a prospectus) meeting the requirements of the Securities Act, filed with the SEC, after such registration statement becomes effective . No such registration statement has become effective as of the date of this presentation . The securities to which this presentation relates have not been approved or recommended by any federal, state or foreign securities authorities, nor have any of these authorities passed upon the merits of this offering or determined that this presentation is accurate or complete . Any representation to the contrary is a criminal offense . This presentation is for informational purposes only and does not purport to contain all of the information that may be required to evaluate a possible investment decision with respect to the Company and FS Development II . The recipient agrees and acknowledges that this presentation is not intended to form the basis of any investment decision by the recipient and does not constitute investment, tax or legal advice . No representation or warranty, express or implied, is or will be given by the Company, FS Development II or any of their respective affiliates, directors, officers, employees or advisers or any other person as to the accuracy or completeness of the information in this presentation and no responsibility or liability whatsoever is accepted for the accuracy or sufficiency thereof or for any errors, omissions or misstatements, negligent or otherwise, relating thereto . The recipient also acknowledges and agrees that the information contained in this presentation is preliminary in nature and is subject to change, and any such changes may be material . The Company and FS Development II disclaim any duty to update the information contained in this presentation . Forward - Looking Statements : This presentation contains "forward - looking statements" and information that are based on beliefs and assumptions and on information currently available and that are within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1996 . All statements other than statements of historical facts contained in this presentation, including statements regarding the Company’s or FS Development II’s strategy, future financial condition, future operations, projected costs, prospects, plans, objectives of management and expected market growth, are forward - looking statements . In some cases, you can identify forward - looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “target,” “seek,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward - looking statements contain these words . These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward - looking statements . Although the Company and FS Development II believe that we have a reasonable basis for each forward - looking statement contained in this presentation, we caution you that these statements are based on a combination of facts and factors such as the Company’s and FS Development II’s strategy, future operations, future financial position, prospects, plans and objectives of management, and involve known and unknown risks, uncertainties and other factors that may cause the Company’s and FS Development II’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward - looking statements . Forward - looking statements in this presentation include, but are not limited to, statements about : the success, cost and timing of the Company’s clinical development of its product candidates, including PBI - 0451 ; the initiation, timing, progress, completion, results, and cost of the Company’s research and development programs and the Company’s current and future preclinical and clinical studies, including statements regarding the timing of initiation and completion of studies or trials and related preparatory work, the period during which the results of the trials will become available, and the Company’s research and development programs ; future infection rates ; the Company’s ability to initiate, recruit and enroll patients in and conduct its clinical trials at the pace that the Company projects ; the Company’s ability to compete with companies currently engaged in the development of treatments that its product candidates are designed to target ; the effect of the COVID - 19 pandemic, including mitigation efforts, quarantines and economic effects, on any of the foregoing or other aspects of the Company’s business operations, including but not limited to the patient recruitment and enrollment in the Company’s clinical trials . Most of these factors are outside of the Company’s or FS Development II’s control and are difficult to predict . Furthermore, if the forward - looking statements prove to be inaccurate, the inaccuracy may be material . In light of the significant uncertainties in these forward - looking statements, you should not regard these statements as a representation or warranty by the Company, FS Development II or any of their respective affiliates, directors, officers, employees or advisers or any other person that we will achieve our objectives and plans in any specified time frame, or at all . The Company and FS Development II caution you not to place considerable reliance on the forward - looking statements contained in this presentation . The forward - looking statements in this presentation speak only as of the date of this document, and neither the Company nor FS Development II undertake or accept any obligation to release publicly any update or revisions to any of these forward - looking statements to reflect any change in the Company’s or FS Development II’s expectations or any change in events, conditions or circumstances on which any such statement is based . The Company’s business is subject to substantial risks and uncertainties and you should carefully consider these risks and uncertainties . Disclaimer; Cautionary Note Regarding Forward Looking Statements 2

Disclaimer Projections and Industry and Market Data This presentation also contains estimates and other statistical data made by independent parties and by the Company relating to market size and growth and other data about the Company’s industry . This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates . In addition, projections, assumptions and estimates of the Company’s future performance and the future performance of the markets in which the Company operate s are necessarily subject to a high degree of uncertainty and risk . Certain information contained in this presentation relates to or is based on studies, publications, surveys and other data obtained from third - party sources and the Company's own internal estimates and research . While the Company and FS Development Corp . II believe these third - party sources to be reliable as of the date of this presentation, they ha ve not independently verified, and make no representation as to the adequacy, fairness, accuracy or completeness of, any information obtained from third - party sources . In addition, all of the market data included in this presentation involves a number of assumptions and limitations, and there can be no guarantee as to the accuracy or reliability of such assumptions . Finally, while the Company believe s its own internal research is reliable, such research has not been verified by any independent source . Important Information About the Merger and Where to Find It A full description of the terms of the business combination will be provided in a registration statement on Form S - 4 (the “Registration Statement”) to be filed with the SEC by FS Development II that will include a prospectus with respect to the securities of the combined company upon the closing of the business combination, to be issued in connection with the business combination, and a proxy statement with respect to the stockholder meeting of FS Development II to vote on the business combination . FS Development II urges its investors, stockholders and other interested persons to read the preliminary proxy statement/prospectus as well as other documents filed with the SEC because these documents will contain important information about FS Development II, the Company and the business combination . After the Registration Statement is declared effective, the definitive proxy statement/prospectus to be included in the Registration Statement will be mailed to stockholders of FS Development II as of a record date to be established for voting on the proposed business combination . Once available, stockholders will also be able to obtain a copy of the Registration Statement, including the proxy statement/prospectus, and other documents filed with the SEC without charge, by directing a request to : FS Development Corp . II, Attn : Secretary, 900 Larkspur Landing Circle, Suite 150 , Larkspur, California 94939 . The preliminary and definitive proxy statement/prospectus to be included in the Registration Statement, once available, can also be obtained without charge, at the SEC’s website at www . sec . gov . Participants in the Solicitation FS Development II and the Company and their respective directors and executive officers may be considered participants in the solicitation of proxies with respect to the proposed business combination described in this presentation under the rules of the SEC . Information about the directors and executive officers of FS Development II is set forth in FS Development II’s final prospectus filed with the SEC pursuant to Rule 424 (b) of the Securities Act on February 18 , 2021 , and is available free of charge at the SEC’s website at www . sec . gov or by directing a request to : FS Development Corp . II, Attn : Secretary, 900 Larkspur Landing Circle, Suite 150 , Larkspur, California 94939 . Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the FS Development II stockholders in connection with the proposed business combination will be set forth in the Registration Statement containing the proxy statement/prospectus for the proposed business combination when it is filed with the SEC . These documents can be obtained free of charge from the sources indicated above . Trademarks This presentation may contain trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners . Solely for convenience, some of the trademarks, service marks, trade names and copyrights referred to in this presentation may be listed without the TM, SM, © or ® symbols, but FS Development II and the Company will assert, to the fullest extent under applicable law, the rights of the applicable owners, if any, to these trademarks, service marks, trade names and copyrights . 3

Experienced Leadership Team Uri Lopatin, MD Chief Executive Officer & President Lee Arnold, PhD Chief Scientific Officer Brian Kearney, PharmD Chief Development Officer Elizabeth Lacy, JD General Counsel Pardes Advisory Board Heidi Henson Chief Financial Officer Sean Brusky Chief Commercial Officer Mike Varney, PhD Phil Tinmouth Robert Zamboni, PhD Clifford Samuels Carol Brosgart, MD Brad Jenkins Kenneth Bernard, MD 4

Pardes Biosciences Timeline


Company Founded
2020/Feb
Initial Provisional Patents Filed
2020/Apr
PBI-0451 Nominated
2020/Dec
First-in-Human Initiated
2021/Aug
Pardes Patent Issuance
2021/ Sept
Pardes Patent Issuance
2021/ Nov
2020
2021
Feb
Apr
Jun
Aug
Oct
Dec
Feb
Apr
Jun
Aug
Oct
Dec
2022
Today
FIH (ongoing)

Concept to Clinic in ~18 Months

*US Patents 11,124,497 and 11,174,231

5

Pardes Biosciences

The “Old Normal” = Life with the “Common Cold”

That Which Didn’t Kill You, Cost $$$

In 2001 the estimated **direct economic burden** (US alone) of symptomatic, non-influenza viral respiratory infections (VRIs) = **$17B/year[1]**

- Medical Services ($7.7B)
- Complications such as asthma ($4.8B)
- OTC Medications ($2.9B)
- Symptomatic Treatments ($400M)
- Antibiotics (> $1.1B)

Indirect costs (missed work, childcare, eldercare, etc.) further increase economic burden

Increase in mortality is also seen: Adult hospitalized patients with non-influenza respiratory viruses detected found higher population-based incidence, significantly more ICU admissions, and higher in-house mortality (2017-2019, NYC)[2]



Numbers (%) of seasonal coronavirus detections
119 (17.4)
122 (16.3)
92 (12.1)
150 (15.6)
178 (7.7)
169 (8.8)
118 (10.4)
238 (12.3)
219 (12.5)
244 (8.2)
649 (13.3)
450 (10.0)
% virus detections
0
20
40
60
80
100
RV
FLU
RSV
CoV
OTHER
2005/06
2006/07
2007/08
2008/09
2009/10
2010/11
2011/12
2012/13
2013/14
2014/15
2015/16
2016/17
Influenza season

JID 2020:222 (1 July) • Nickbakhsh et al

1 Arch Intern Med 2003,163:487-494
2 Influenza Other Respiratory Viruses. 2021;00:1–8.

6

SARS - CoV - 2 is likely to persist The “New Normal” = Life with SARS - CoV - 2 ▪ Persistent vaccine hesitancy ▪ Infections have been seen year round ▪ Potential for seasonal surges ▪ Politicized nature of interventions ▪ New cases in vaccinated individuals ▪ Immigration ▪ Global travel & emerging variants What might COVID - 19 be like in 2026? NYT, March 15, 2021 “723 epidemiologists on when and how the U.S. can fully return to normal” Without a therapy, r ecurring SARS - CoV - 2 “similar to Influenza” threatens to pose a significant burden “Thinking around five years into the future, if you had to guess, what will the state of Covid - 19 be in the United States?” Low - level spread, similar to influenza Periodic lockdowns A variant will cause another pandemic Covid - 19 will be eradicated 87% 9% 2% 1% 7

SARS - CoV - 2/COVID - 19 is not just about hospitalizations or death ▪ SARS - CoV - 2 has both higher morbidity and mortality than Flu ▪ Average cost of hospital care for COVID - 19 ranges from $51,000 to $78,000 1 ▪ As many as 30 - 50% of COVID - 19 patients may suffer from Post - Acute COVID Syndrome* 2,3 ▪ Oral antivirals have the potential to provide a simple and globally deployable early intervention 1 Healthcare Finance News Nov. 5, 2020 2 Moreno - Perez et al; J Infection 2021; 82:373 3 Taquet et al, PLOS Medicine 2021; https://doi.org/10.1371/journal.pmed.1003773 * Post - acute syndrome defined as: “persistence of at least one clinically relevant symptom, or abnormalities in spirometry or chest radiology" 1 - 180 days follow - up 90 - 180 days follow - up 8

We Need More Than Vaccines Alone Vaccines are not perfect • Not all people will be protected • Immunocompromised  Impaired responses • Unequal global distribution  Persistent • Vaccine hesitancy/refusal  Persistent • Currently unknown duration of protection • Need for boosters  Probable (CDC recommends) Viruses evolve • 5 waves of SARS - CoV - 2 in US so far • Cross - species events have already occurred • New variants may continue to drive: • Re - infections • Post - vaccine breakthrough infections 1 1 Lancet Infectious Diseases; 29OCT2021; https://doi.org/10.1016/S1473 - 3099(21)00648 - 4 9

U.S. Opportunity: SARS-CoV-2 Treatment + Prophylaxis

COVID concerns are likely to increase testing when patients contract viral respiratory infections

- Increased US Government funding for testing of respiratory tract infections ($10B committed to in-school testing)
- Improved point-of-care diagnostics for both SARS-CoV-2 and other respiratory viruses (Cue, Amazon, CVS, Walgreens…)
- Increased testing will increase the number of patients diagnosed and eligible for oral anti-coronaviral treatment

Assumption: SARS-CoV-2 infection rate of ~1% through 2030[1]

Coronavirus Treatment

SARS-CoV-2 infections/year

3.4M

X 2.5

Assumes every infected individual exposes 2-3 additional people[2]

Coronavirus Prevention

Additional people exposed

(Family/Co-workers/etc.)

8.5M

Total Addressable Market (U.S./yr)	
Treatment + Prophylaxis	**11.9M**
Market Penetration[3]	x 40%
Prescriptions/year	**4.8M**
U.S. Stockpiling (@1%)[4]	3.4M
Courses of Therapy (US)	8.2M

1 Assumes ongoing infections occur at approximately 1/10th of average **symptomatic** Influenza infections (2011-2020, www.cdc.gov/flu), sustained by vaccine hesitancy, immigration, re-infection, and possible new variants
2 Calculated R_0 factors for known SARS CoV2 variants range from R_0: 2.4 – 3.10 (Biosaf Health. 2020 Jun; 2(2): 57–59)
3 Higher percentage possible if all diagnosed cases indicated for treatment
4 Higher percentage possible. Stockpiles of Oseltamivir are sufficient to treat 25% of US (https://www.phe.gov/Preparedness/news/events/anniversary/Pages/flu-stockpiles.aspx)

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Pardes Biosciences

COVID-19 Antiviral Early Treatment and Prevention Landscape

Select Direct Acting Antivirals (DAAs) by Phase of Development – Oral, Inhaled, SC, Infusion

Preclinical Programs	Phase I	Phase 2/3		Filed, EUA or NDA Approved
Enanta (EDP-235)	Pardes Bio (PBI-0451)	Fujifilm (favipiravir)	Atea/Roche (AT-527)	Gilead (Remdesivir / VEKLURY™)
Aligos Therapeutics (ALG-097111)		Shionogi (S-217622)	Pfizer (PF-07321332)	Merck (molnupiravir)
Cocrystal Pharma (CDI-45205)		Adagio Therapeutics (ADG20)	SAB Bio (SAB-185)	Regeneron (casirivimab / imdevimab)
Cortexyme (COR803)		Aridis Pharma (AR-711/713)	BMS (C135/134-LS)	Lilly (bamlanivimab / etesevimab)
+ other programs in pre-candidate selection phase			AstraZeneca (AZD-7442)	Vir / GSK (sotrovimab)
				Brii Bio (BRII-196/198)

= oral formulation

Protease Inhibitor | RNA Polymerase Inhibitor | Antibody

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Pardes Biosciences

12 Viral Main Protease (M pro ): A Promising Pan - Coronavirus Target 1 - 3

13 Viral Main Protease (M pro ): A Promising Pan - Coronavirus Target 1 - 3 Viral polyprotein M pro Cut sites Host modulation Polyprotein cleavage and double - membrane vesicles formation RNA transcription and replication Viral replicase complex necessary for viral replication Released viral protein products M pro 1 2 3 4 6 5 7 8 9 10 11

14 Rationale for Targeting Main Protease (M pro ) Viral Main Protease (M pro ): A Promising Pan - Coronavirus Target 1 - 3 Critical for Virus Replication Essential early step in coronavirus replication Viral protein with no human analog M pro Function dependent on reactive cysteine nucleophile Target for reversible, covalent chemistry

15 Viral Main Protease (M pro ): A Promising Pan - Coronavirus Target 1 - 3

Viral Main Protease (M pro ): Active Site Highly Conserved Across Coronaviruses PBI - 0451 M pro SARS - CoV - 2 SARS MERS 229E NL63 OC43 1. Including variants of concern (Delta, Lambda, Mu, etc.) 2. In vitro activity; lower numbers = greater potency M pro inhibitors have potential to be effective against multiple coronaviruses 1 16

Viral Main Protease (M pro ): Active Site Highly Conserved Across Coronaviruses Coronavirus M pro PBI - 0451 Activity vs Protease 2 IC 50 (µM; range) SARS - CoV - 2 0.02 - 0.03 SARS - CoV 0.05 - 0.08 MERS - CoV 0.41 - 0.62 CoV - 229E 0.12 - 0.17 CoV - OC43 0.15 – 0.2 CoV - HKU1 0.07 - 0.13 CoV - NL63 0.24 - 0.38 PBI - 0451 M pro SARS - CoV - 2 SARS MERS 229E NL63 OC43 1. Including variants of concern (Delta, Lambda, Mu, etc.) 2. In vitro activity; lower numbers = greater potency M pro inhibitors have potential to be effective against multiple coronaviruses 1 17

PBI - 0451 Activity in Cell - Based Assays againt SARS - CoV - 2 (Including Delta Variant) 18 Cell Line Virus Antiviral assay EC 50 (nM, Avg ± SD) EC 90 (nM, Avg ± SD) CC 50 (nM) iAT2 Cells 1 SARS - CoV - 2 WA1 SARS - CoV2 (PFU/ml) 32 ( ± 25) n=4 106 ± 90 >2,000 A549 - ACE2 cell line 1 SARS - CoV - 2 WA1 SARS - CoV2 (RNA copy/ml) 36 ( ± 19) n=4 66 ( ± 35) >2,000 A549 - ACE2 cell line 1 SARS - CoV - 2_NLuc SARS CoV - 2 (Nanoluciferase) 23 ( ± 16), n=6 113 ( ± 85) >10,000 Vero E6 cell line (+efflux inhibitor) 2 SARS - CoV - 2 (Wuhan, MOI .001) GFP 48 (n=2) -- > 30,000 Vero E6 cell line (+efflux inhibitor) 2 SARS - CoV - 2 (Delta, MOI 0.05) GFP 350 (n=2) -- > 30,000 Vero E6 cell line (+efflux inhibitor) 3 SARS - CoV2 (Delta, MOI 0.002) CPE -- 78 (n=1) 24,000 Human Airway Epithelial Cells 3 SARS - CoV2 (Delta, MOI 0.002) Viral Yield Reduction -- < 32 (n=1) 37,000 1 - Vanderbilt University Medical Center 2 - Rega Institute for Medical Research 3 - Utah State University MOI: Multiplicity of infection 18

PBI - 0451 Clinical Program Phase 1 Program • In August 2021, a first - in - human tolerability, safety and pharmacokinetics (PK) study of PBI - 0451 was initiated in New Zealand, and is currently anticipated to complete in 1Q2022 (assuming minimal delays attributable to factors such as COVID - 19 outbreaks 1 ) • Design : • Single and multiple ascending dose escalation in healthy subjects • Powder - in - bottle to be followed by tablet formulation • Preliminary observations from initial dosing cohorts (as of November 15, 2021): • Generally well tolerated • No known study drug or study discontinuations • Adverse events reported by the investigator were considered mild in severity • FIH data to inform potential dosing regimen, including PBI - 0451 dose, dosing interval and effect of ritonavir • Preliminary data submitted for consideration as presentation at a scientific conference in 1Q22 Phase 2/3 Program 2 • Studies anticipated to be in o utpatients w/ mild - to - moderate COVID - 19 • Phase 2/3 study in subjects with increased - risk: COVID - related Hospitalizations/Death anticipated as primary endpoint 2 • Phase 3 study in subjects with standard - risk: Clinical symptoms anticipated as primary endpoint 2 • Prophylaxis Phase 3 linked to treatment studies: PCR positivity anticipated as primary endpoint 2 • Phase 2/3 initiation targeted for MID 2022 19 1. Ongoing delta outbreak in New Zealand slowed initial and ongoing study conduct due to NZ quarantine events 2. Study designs, endpoints and timing subject to, and informed by, Phase 1 results and subject to discussion with, and approval by , regulatory agencies

Pardes Biosciences Pipeline INDICATION PROGRAM DISCOVERY PRECLINICAL IND ENABLING PHASE 1 PHASE 2/3 Next Milestone Anticipated* INFECTIOUS DISEASE PBI - 0451 Coronavirus Protease Inhibitor MID 2022* FIH Data 1Q22 Coronavirus Gen 2 MID 2022* IND Enabling Studies Mid ’22 Virology (non - coronavirus) Target Nomination 2022 INFLAMMATION/ ONCOLOGY Undisclosed Target Nomination 2022 *Estimated dates 20

Financing: Anticipated Use of Net Proceeds from SPAC Transaction □ PBI - 0451 □ Completion of Phase 1 clinical program □ Initiation of Phase 2/3 clinical program □ Manufacturing drug supply to support Phase 2/3 clinical studies as well as develop processes for late stage and commercial manufacturing □ Advance Pardes next gen SARS - CoV - 2 program towards Phase 1 □ Expand R &D capabilities □ Advance additional discovery programs to extend application of Pardes platform □ Virology (non - coronavirus) □ Non - virology □ Build - out infrastructure in support of public company requirements 21

Thank You